EXHIBIT 99.1

HEAT BIOLOGICS, INC. PRICES $18,000,000 PUBLIC OFFERING

Durham, NC – May 3, 2018 – Heat Biologics, Inc. (“Heat”) (NASDAQ: HTBX), a biopharmaceutical company developing drugs designed to activate a patient's immune system against cancer, today announced the pricing of an underwritten public offering with gross proceeds of approximately $18,000,000, before deducting underwriting discounts, commissions and other offering expenses. The offering consists of: (i) 3,000,000 shares of our Common Stock together with a number of Common Warrants to purchase 1,500,000 shares of our Common Stock, and (ii) 9,500,000 Pre-funded Warrants, with each Pre-funded Warrant exercisable for one share of Common Stock, together with a number of Common Warrants to purchase 4,750,000 shares of our Common Stock. The Common Warrants will have an exercise price of $1.584, will be exercisable upon issuance and will expire five years from the date of issuance. Heat Biologics, Inc. has granted the underwriters a 45-day option to purchase up to an additional 1,875,000 shares of Common Stock and/or 937,500 Common Warrants to cover over-allotments if any. The offering is expected to close on May 7, 2018, subject to customary closing conditions.

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., is acting as the sole book-running manager for the offering.

CIM Securities, LLC is acting as a Co-Manager for the offering.

A registration statement on Form S-1 (No. 333-224039) relating to these securities has been filed with the U.S. Securities and Exchange Commission ("SEC") and became effective on May 2, 2018 and is available on the SEC's website located at http://www.sec.gov. This offering is being made only by means of a prospectus. Electronic copies of the prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that Heat Biologics, Inc. has filed with the SEC that are incorporated by reference in such prospectus, which provides more information about Heat Biologics, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Heat Biologics

Heat Biologics is a biopharmaceutical company developing immunotherapies designed to activate a patient's immune system against cancer by inducing CD8+ "Killer" T-cells. Heat's T-Cell Activation Platform (TCAP) produces therapies designed to turn "cold" tumors "hot," and be administered in combination with checkpoint inhibitor therapies and other immuno-modulators to increase their effectiveness. Heat is currently enrolling patients in its Phase 2 clinical trial for non-small cell lung cancer, in combination with Bristol-Myers Squibb's nivolumab (Opdivo®). Pelican Therapeutics, a subsidiary of Heat, is focused on the development of co-stimulatory monoclonal antibody and fusion protein-based therapies designed to activate the immune system. Heat also has numerous pre-clinical programs at various stages of development. For more information, please visit www.heatbio.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectation, and assumptions and include statements regarding the proposed public offering as well as Heat's ongoing clinical programs and potential licensing or acquisition of assets. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, the satisfaction of customary closing conditions related to the proposed offering, the success of Heat's clinical programs, the ability to locate suitable licensing and acquisition targets, and the other factors described in Heat's filings with the SEC. The information in this release is provided only as of the date of this release, and Heat undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

Heat Biologics

+1 919 289 4017

investorrelations@heatbio.com